UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 3, 2025

OLO INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-40213	20-2971562
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

285 Fulton Street One World Trade Center, 82nd Floor, New York, NY	10007
(Address of principal executive offices)	(Zip Code)

(212) 260-0895
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	OLO	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On July 3, 2025, Olo Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Project Hospitality Parent, LLC, a Delaware limited liability company (“Parent”) and Project Hospitality Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent (the “Surviving Corporation”). The Merger Agreement was unanimously approved by the board of directors of the Company (the “Board”).

The Merger Agreement provides that, among other things and on the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), (a) each share of (i) Class A common stock of the Company, par value 0.001 per share (the “Class A Common Stock”) and (ii) Class B common stock of the Company, par value $0.001 per share (the “Class B Common Stock”, together with the Class A Common Stock, the “Company Common Stock”) (other than (i) shares held in the treasury of the Company or owned by Parent or Merger Sub immediately prior to the Effective Time and (ii) shares held by stockholders who have perfected their statutory rights of appraisal under Section 262 of the Delaware General Corporation Law) that is issued and outstanding as of immediately prior to the Effective Time will be automatically canceled and converted into the right to receive $10.25 in cash without interest (the “Merger Consideration”), (b) each share of Company Common Stock held in the treasury of the Company or any of its subsidiaries and any shares of Company Common Stock owned by Parent or Merger Sub immediately prior to the Effective Time will automatically be canceled and shall cease to exist and no consideration will be delivered in exchange therefor and (c) each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time will automatically be converted into and become one fully paid, nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

Treatment of Company Equity Awards

At the Effective Time, without any action on the part of Parent, Merger Sub, the Company or the holders thereof, each option to purchase Company Common Stock (each, a “Company Stock Option”) that has a per share exercise price that is less than the Merger Consideration (each an “In-the-Money Company Stock Option”), all of which are vested and exercisable as of the date of the Merger Agreement, that is outstanding and unexercised as of immediately prior to the Effective Time, will be cancelled and extinguished as of the Effective Time and, in exchange therefore, each such holder of any such In-the-Money Company Stock Option will have the right to receive solely an amount in cash, without interest thereon and subject to applicable withholding taxes, equal to the product obtained by multiplying (i) the excess, if any, of the Merger Consideration over the per share exercise price of such In-the-Money Company Stock Option, by (ii) the aggregate number of shares of Company Common Stock underlying such In-the-Money Company Stock Option as of immediately prior to the Effective Time. From and after the Effective Time, each Company Stock Option, whether or not vested and exercisable, that has a per share exercise price that is equal to or greater than the Merger Consideration will be automatically canceled without payment of any consideration.

At the Effective Time, without any action on the part of Parent, Merger Sub, the Company or the holders thereof, each outstanding restricted stock unit that is vested at the Effective Time (each, a “Vested Company RSU”), will be canceled and extinguished as of the Effective Time and, in exchange therefor, each such holder of any such Vested Company RSU will have the right to receive solely an amount in cash, without interest thereon and subject to applicable withholding taxes, equal to the product obtained by multiplying (i) the Merger Consideration by (ii) the aggregate number of shares of Company Common Stock subject to such Vested Company RSU as of immediately prior to the Effective Time.

At the Effective Time, without any action on the part of Parent, Merger Sub, the Company or the holders thereof, each award of outstanding restricted stock units that is unvested at the Effective Time (each, an “Unvested Company RSU”), will be canceled and extinguished as of the Effective Time and, in exchange therefor, each such holder of any such Unvested Company RSU will have the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (i) the Merger Consideration by (ii) the aggregate number of shares of Company Common Stock subject to such Unvested Company RSU as of immediately prior to the Effective Time (such product, the “Cash Replacement RSUs”), which such Cash Replacement RSUs will be subject to the holder’s continued service with Parent or its subsidiaries through the applicable vesting dates.  The Cash Replacement RSUs will be subject to the same terms and conditions (including with respect to vesting and any forfeiture or other provisions) as applied to the Unvested Company RSUs for which such Cash Replacement RSUs were exchanged for.

At the Effective Time, without any action on the part of Parent, Merger Sub, the Company or the holders thereof, each award of outstanding restricted stock units conditioned in full or in part on performance-vesting conditions that is vested at the Effective Time (“Vested Company PSUs”) will be canceled and extinguished as of the Effective Time and, in exchange therefor, each such holder of any Vested Company PSU will have the right to receive solely an amount in cash, without any interest and subject to applicable withholding, equal to the product obtained by multiplying (i) the Merger Consideration by (ii) the aggregate number of shares of Company Common Stock subject to such Vested Company PSUs as of immediately prior to the Effective Time (with such number of shares of Company Common Stock subject to such Vested Company PSUs determined in good faith by the Company Board (or, if appropriate, any committee administering the Company Stock Plans) as of immediately prior to the Effective Time by deeming the performance metrics of such Company PSUs achieved at actual levels of performance effective as of the Effective Time).

At the Effective Time, without any action on the part of Parent, Merger Sub, the Company or the holders thereof, each award of outstanding restricted stock units conditioned in full or in part on performance-vesting conditions that is unvested at the Effective Time (each, an “Unvested Company PSU”), will be cancelled and extinguished as of the Effective Time and, in exchange therefor, each such holder of any such Unvested Company PSU will have the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (i) the Merger Consideration by (ii) the aggregate number of shares of Company Common Stock subject to such Unvested Company PSU as of immediately prior to the Effective Time (such product, the “Cash Replacement PSUs”), which such Cash Replacement PSUs will be subject to the holder’s continued service with Parent or its subsidiaries through the applicable vesting dates.  The Cash Replacement PSUs will be subject to the same terms and conditions (including with respect to vesting and any forfeiture or other provisions) as applied to the Unvested Company PSUs for which such Cash Replacement PSUs were exchanged for.

Conditions to the Merger and Other Terms of the Merger Agreement

The Merger Agreement contains customary representations, warranties and covenants of the Company, Parent, and Merger Sub, including, among others, the agreement by the Company to conduct its business in the ordinary course consistent in all material respects with past practice during the period between execution of the Merger Agreement and completion of the Merger (the “Closing”) and covenants prohibiting the Company from engaging in certain kinds of activities during such period without the consent of Parent.

The Closing is conditioned upon, among other things, (a) the approval of the Merger Agreement by the affirmative vote of holders of a majority of the outstanding shares of Company Common Stock entitled to vote on the adoption of the Merger Agreement at a meeting of holders of the Company Common Stock held for such purpose, (b) the absence of laws restraining, enjoining or otherwise prohibiting the consummation of the Merger, (c) the expiration or termination of the applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (d) the accuracy of the other party’s representations and warranties, subject to certain customary materiality standards set forth in the Merger Agreement, (e) performance or compliance in all material respects with the other party’s obligations under the Merger Agreement, and (f) no Company Material Adverse Effect (as defined in the Merger Agreement) having occurred and continuing since the date of the Merger Agreement.

The Merger Agreement contains customary non-solicitation covenants that prohibit the Company from soliciting competing proposals or entering into discussions concerning, or providing confidential information in connection with, certain proposals for an alternative transaction. These non-solicitation covenants allow the Company, under certain circumstances and in compliance with certain obligations set forth in the Merger Agreement, to provide non-public information to, and engage in discussions and negotiations with, third parties in response to an unsolicited acquisition proposal. The Board also may change its recommendation to the holders of Company Common Stock to adopt the Merger Agreement in response to a “Superior Proposal” or an “Intervening Event” (each as defined in the Merger Agreement) if the Board determines in good faith, after consultation with a financial advisor and outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary duties of the Board under applicable law.

Termination

The Merger Agreement contains termination rights for each of the Company and Parent, including, among others, (a) if the consummation of the Merger does not occur on or before January 3, 2025 (subject to a three-month extension under certain circumstances), (b) if any order prohibiting the Merger has become final and non-appealable, (c) if the Company Stockholder Approval (as defined in the Merger Agreement) is not obtained following the meeting of the Company’s stockholders for purposes of obtaining such Company Stockholder Approval, and (d) subject to certain conditions, (i) by Parent, if the Board changes its recommendation in favor of the Merger or (ii) by the Company, prior to the receipt of the Company Stockholder Approval, if the Company wishes to terminate the Merger Agreement to enter into a definitive agreement providing for a Superior Proposal (as defined by the Merger Agreement). The Company and Parent may also terminate the Merger Agreement by mutual written consent.

The Company is required to pay Parent a termination fee of $73,725,000 in cash on termination of the Merger Agreement under specified circumstances, including, among others, termination by Parent in the event that the Board, changes its recommendation in favor of the Merger or termination by the Company to enter into a definitive agreement providing for a Superior Proposal. In the event the Merger Agreement is validly terminated pursuant to Section 8.01 of the Merger Agreement, (A) the Company’s rights solely with respect to an aggregate amount not to exceed $157,300,000 solely to satisfy the obligations of Parent and/or Merger Sub to (i) reimburse the Company for its reasonable and documented out-of-pocket fees, costs and expenses in accordance with Section 6.17(e) of the Merger Agreement and/or (ii) pay monetary damages to the Company (the “Damages Commitment”) will be the sole and exclusive remedies of the Company and its stockholders, directors, officers, employees, Affiliates (as defined in the Merger Agreement), advisors, agents or other Representatives (as defined in the Merger Agreement and, collectively, the “Company Related Parties”) against any of Parent, Merger Sub, and any of their respective direct or indirect equityholders, directors, officers, employees, partners, Affiliates, advisors, agents or other Representatives (collectively, the “Parent Related Parties”) in respect of the Merger Agreement, the transactions contemplated by the Merger Agreement or any other agreements in connection therewith, the termination of the Merger Agreement, or the failure to consummate the Merger or any claims or actions under applicable law arising out of any such breach, termination or failure and (B) the aggregate liability of  the Parent Related Parties under the Merger Agreement or relating to the transactions contemplated thereby will be limited to an amount equal to the amount of the Damages Commitment (as defined in the Equity Commitment Letter), and in no event  will any Company Related Party seek or be entitled to recover or obtain any money damages of any kind, including consequential, special, indirect or punitive damages, in excess of such amount, including with respect to or arising out of any Willful and Material Breach (as defined in the Merger Agreement) of the Merger Agreement, the Equity Commitment Letter or the transactions contemplated hereby or thereby. The Merger Agreement also provides that, in certain circumstances, either party may seek to compel the other party to specifically perform its obligations under the Merger Agreement.

Financing

Parent has obtained an equity commitment letter to provide equity financing in the amount set forth therein for the purpose of financing the transactions contemplated by the Merger Agreement.

Thoma Bravo Discover Fund IV, L.P. has committed to (a) capitalize Parent at the Closing of the Merger with equity financing, on the terms and subject to the conditions set forth in an equity commitment letter and (b) guarantee in favor of the Company certain payment obligations of Parent and Merger Sub.

Pursuant to the Merger Agreement, the Company is required to use reasonable best efforts to provide Parent with customary cooperation in connection with the equity financing and the debt financing.

The foregoing descriptions of the terms of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1, and is incorporated herein by reference.

The Merger Agreement and the foregoing descriptions have been included to provide investors and stockholders with information regarding the terms of these agreements. They are not intended to provide any other factual information about the Company or other parties thereto. The representations, warranties and covenants contained in each of these documents were or will be made only as of specified dates for the purposes of such agreement, were (except as expressly set forth therein) solely for the benefit of the parties to such agreements and may be subject to qualifications and limitations agreed upon by such parties. In reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing descriptions, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the U.S. Securities and Exchange Commission. Investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Support Agreements

In connection with the execution of the Merger Agreement, on July 3, 2025, certain of the Company stockholders (collectively, the “Supporting Stockholders”) have entered into a voting and support agreement (each, a “Support Agreement” and collectively, the “Support Agreements”) with Parent, the Company and Merger Sub. The Supporting Stockholders hold, collectively, over 75% of the voting power of the Company Common Stock (without giving effect to any exercise or vesting of Company Stock Options, Company RSUs or Company PSUs). Under the Support Agreements, the Supporting Stockholders have agreed to vote their shares of Company Common Stock in favor of the adoption of the Merger Agreement and certain other matters, subject to certain terms and conditions contained therein.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Support Agreement, a copy of which is filed as Exhibit 10.1 and is incorporated by reference herein.

Item 7.01	Regulation FD.

On July 3, 2025, Parent and the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This communication contains and the Company’s other filings and press releases may contain forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding our expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are based on management’s current beliefs, as well as assumptions made by, and information currently available to, the Company, all of which are subject to change. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including: (i) the risk that the proposed Merger may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company’s Common Stock; (ii) the failure to satisfy any of the conditions to the consummation of the Merger, including the receipt of certain regulatory approvals; (iii) the failure to obtain stockholder approval; (iv) the occurrence of any fact, event, change, development or circumstance that could give rise to the termination of the Merger Agreement with Parent and Merger Sub, including in circumstances requiring the Company to pay a termination fee; (v) the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results and business generally; (vi) risks that the proposed transaction disrupts the Company’s current plans and operations; (vii) the Company’s ability to retain and hire key personnel and maintain relationships with key business partners and customers, and others with whom it does business, in light of the proposed transaction; (viii) risks related to diverting management’s attention from the Company’s ongoing business operations; (ix) unexpected costs, charges or expenses resulting from the proposed Merger; (x) potential litigation relating to the Merger that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto; (xi) continued availability of capital and financing and rating agency actions; (xii) certain restrictions during the pendency of the Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xiii) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, war or hostilities, as well as management’s response to any of the aforementioned factors; (xiv) the impact of adverse general and industry-specific economic and market conditions; (xv) uncertainty as to timing of completion of the proposed Merger; (xvi) legislative, regulatory and economic developments affecting the Company’s business and (xvii) other risks described in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), such risks and uncertainties described under the headings “Forward-Looking Statements,” “Risk Factors” and other sections of the Company’s Annual Report on Form 10-K filed with the SEC on February 25, 2025, the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 8, 2025, and subsequent filings. No list or discussion of risks or uncertainties should be considered a complete statement of all potential risks and uncertainties. Unlisted or unknown factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, and legal liability to third parties and similar risks, any of which could have a material adverse effect on the completion of the Merger and/or the Company’s consolidated financial condition, results of operations, credit rating or liquidity. The forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to provide revisions or updates to any forward-looking statements, whether as a result of new information, future events or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Additional Information and Where to Find It

In connection with the proposed transaction by and among the Company, a Delaware corporation, Parent, a Delaware limited liability company, and Project Hospitality Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent, this communication is being made in respect of the pending Merger involving the Company and Parent. The Company will file with the SEC a proxy statement on Schedule 14A relating to its special meeting of stockholders and may file or furnish other documents with the SEC regarding the pending Merger. When completed, a definitive proxy statement will be mailed to the Company’s stockholders. This document is not a substitute for the proxy statement or any other document which the Company may file with the SEC. INVESTORS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT REGARDING THE PENDING MERGER AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN, IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PENDING MERGER AND RELATED MATTERS.

The definitive proxy statement will be filed with the SEC and mailed or otherwise made available to the Company’s stockholders. The Company’s stockholders may obtain free copies of the documents the Company files with the SEC from the SEC’s website at www.sec.gov or through the Investors portion of the Company’s website at investors.olo.com under the link “Financials” and then under the link “SEC Filings” or by contacting the Company’s Investor Relations by e-mail at InvestorRelations@olo.com.

Participants in the Solicitation

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the pending Merger. Information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in the Company’s 2025 annual proxy statement for its 2025 annual meeting of stockholders, which was filed with the SEC on April 24, 2025. Other information regarding the participants in the proxy solicitation and a description of their interests will be contained in the proxy statement for the Company’s special meeting of stockholders and other relevant materials to be filed with the SEC in respect of the proposed Merger when they become available. These documents can be obtained free of charge from the sources indicated above.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

2.1*	Agreement and Plan of Merger, by and among Parent, Company and Merger Sub, dated July 3, 2025.

10.1	Form of Voting and Support Agreement, by and among the Merger Sub, Parent and the stockholders party thereto.

99.1**	Press Release, dated July 3, 2025.

104	Cover Page Interactive Data file (embedded within the Inline XBRL document).

*
All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

**	Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLO INC.

By:	/s/ Noah H. Glass
Name:	Noah H. Glass
Title:	Chief Executive Officer (Principal Executive Officer)

Dated: July 3, 2025